Exhibit 10.4

First Amendment to Amended and Restated Employment Agreement

1.           This first amendment (the “First Amendment”) is made by B/E Aerospace, Inc. (the “Company”) and Thomas P. McCaffrey (“Executive”), parties to that certain Amended and Restated Employment Agreement dated July 29, 2013 (the “Agreement”).

2.           The Agreement is amended as follows:

In the first sentence of Section 5(a) of the Agreement:

the phrase “and (ii)” shall be deleted and replaced by the phrase “(ii) for purposes of Section 5(e), and following the occurrence of a Change of Control (as defined below), the date of the Change of Control, or (iii)”; and

the word “other” shall be inserted between the words “any” and “reason”.

3.           Except as set forth in this First Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms, and any previous amendments thereto. If there is conflict between this First Amendment and the Agreement or any earlier amendment, the terms of this First Amendment will prevail.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date written below.

EXECUTIVE

/s/ Thomas P. McCaffrey
Thomas P. McCaffrey

Dated:	May 12, 2014

B/E Aerospace, Inc.

/s/ Amin J. Khoury
Amin J. Khoury
Chairman and Chief Executive Officer

Dated:	May 12, 2014